NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Third Quarter 2020 Results

•GAAP EPS from continuing operations of $0.02 compared to $0.30 in the prior year quarter; current year quarter includes $0.44 of special items primarily associated with acquisition-related costs and an adjustment to environmental reserves

•Adjusted EPS of $0.54, excluding step up depreciation and amortization related to the Clariant Masterbatch acquisition, exceeded September projection of $0.51 on better than expected sales and margins in all segments and regions

•Adjusted EPS of $0.46, including step-up depreciation and amortization, exceeded September projection of $0.43 and prior year of $0.44

•Specialty Engineered Materials achieved record third quarter operating income of $24.7 million, a 27% increase over the prior year

•Published comprehensive new Sustainability Report, highlighting the company’s most recent contributions in sustainability and its 2030 Sustainability Goals

CLEVELAND – November 3, 2020 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, today reported its third quarter results for 2020. GAAP earnings per share (EPS) from continuing operations were $0.02 in the third quarter of 2020 compared to $0.30 in the third quarter of 2019.

The company noted that GAAP EPS includes special items (Attachment 3) primarily associated with acquisition-related costs and an adjustment to environmental reserves. Acquisition-related costs primarily consist of inventory step-up and the financing commitment for the Clariant Masterbatch acquisition. Adjusted EPS of $0.54 ($0.46 including step-up depreciation and amortization) exceeded the projection included in the company’s third quarter performance update provided in September.

“I am pleased with our results for the quarter given the recent challenges of the coronavirus pandemic. As we closed out September, we experienced better-than-expected revenue and margin performance across all businesses and regions,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation.

Mr. Patterson added, “Driven by demand for composites, Specialty Engineered Materials delivered record third quarter operating income of $24.7 million; a 27% increase over the prior year. In addition, we are seeing very good early integration success with Clariant Masterbatch.”

The company noted that integration with the Clariant Masterbatch business continues to exceed expectations and confirmed its recently increased synergy estimate of $75 million. In addition, cash on-hand as of September 30, 2020 was $577 million, which exceeds previous expectations. The company now expects net debt to adjusted EBITDA will be below 3.0x by year-end.

Mr. Patterson continued, “With the divestment of Performance Products and Solutions and the acquisition of Clariant Masterbatch, our portfolio is far more specialized, with 87% of adjusted segment EBITDA generated from specialty applications. In addition, nearly 60% of sales are coming from applications going into the growing packaging, consumer and healthcare end markets.”

“As we start the fourth quarter, we see demand continuing to improve but recognize there remains uncertainty with how the ongoing pandemic recovery will unfold,” Mr. Patterson said. “We remain committed to keeping health and safety first, providing world-class service to our customers, and utilizing our unique position to help the ongoing recovery efforts taking place around the world.”

New Sustainability Report and 2030 Sustainability Goals

Sustainable solutions remain a key driver of growth for the company, and the most recent contributions and data are available in Avient’s recently published Sustainability Report, available at www.avient.com/sustainability. “This year’s sustainability report captures the incredible work we’re doing to solve the pressing sustainability challenges of our customers and the planet. At the same time, we’ve established and announced our 2030 Sustainability Goals to drive ongoing impact and performance in the future,” Mr. Patterson said.

Conference Call

Avient will conduct a conference call at 8:00 a.m. Eastern Time on November 3, 2020. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 1743847. A simultaneous webcast of the call will be accessible via the Company’s website at www.avient.com/investors.

A recording of the call will also be available for one week, beginning at 11:00 a.m. Eastern Time on November 3, 2020. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 1743847.

About Avient

Avient Corporation (NYSE: AVNT), with projected 2020 pro forma revenues of approximately $3.7 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation
•Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses

Avient employs approximately 9,100 associates and is certified ACC Responsible Care® and a founding member of the Alliance to End Plastic Waste. For more information, visit www.avient.com.
# # #

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include the impact the COVID-19 pandemic has on our business, results from operations, financial condition and liquidity; our ability to achieve the strategic and other objectives relating to the acquisition of Clariant’s Masterbatch business, including any expected synergies; our ability to successfully integrate Clariant’s Masterbatch business and achieve the expected results of the acquisition of Clariant’s Masterbatch business, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to continue to pay cash dividends including at the increased rate; an inability to raise or sustain prices for products or services; an ability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to acquisitions and integration, working capital reductions, costs reductions and employee productivity goals; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Investor Relations Contact:
Joe Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Sales	$924.5	$705.3	$2,245.1	$2,204.1
Operating Income	33.5	43.1	124.3	136.3
Net income from continuing operations attributable to Avient shareholders	1.7	23.5	57.8	69.1
Basic earnings per share from continuing operations attributable to Avient shareholders	$0.02	$0.31	$0.64	$0.89
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.02	$0.30	$0.64	$0.89

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$1.7	$0.02	$23.5	$0.30
Special items, after tax (Attachment 3)	40.3	0.44	10.5	0.14
Adjusted net income / EPS - excluding special items	$42.0	$0.46	$34.0	$0.44

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$57.8	$0.64	$69.1	$0.89
Special items, after tax (Attachment 3)	51.5	0.57	35.9	0.46
Adjusted net income / EPS - excluding special items	$109.3	$1.21	$105.0	$1.35

For purposes of comparability to the prior year, senior management has referenced adjusted EPS excluding special items and the impact of the Clariant Masterbatch (MB) step-up depreciation and amortization. This calculation of adjusted EPS excludes the additional step-up in depreciation recognized in connection with the Clariant MB acquisition.

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$1.7	$0.02	$23.5	$0.30
Special items and the impact of Clariant MB step-up depreciation and amortization, after tax (Attachment 7)	47.5	0.52	10.5	0.14
Adjusted net income / EPS - excluding special items and Clariant MB step-up depreciation and amortization	$49.2	$0.54	$34.0	$0.44

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$57.8	$0.64	$69.1	$0.89
Special items and the impact of Clariant MB step-up depreciation and amortization, after tax (Attachment 7)	58.7	0.65	35.9	0.46
Adjusted net income / EPS - excluding special items and Clariant MB step-up depreciation and amortization	$116.5	$1.29	$105.0	$1.35

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Sales	$924.5	$705.3	$2,245.1	$2,204.1
Cost of sales	714.3	544.8	1,713.7	1,700.2
Gross margin	210.2	160.5	531.4	503.9
Selling and administrative expense	176.7	117.4	407.1	367.6
Operating income	33.5	43.1	124.3	136.3
Interest expense, net	(29.7)	(15.5)	(55.3)	(47.6)
Other income, net	1.5	0.6	12.6	1.4
Income from continuing operations before income taxes	5.3	28.2	81.6	90.1
Income taxes	(2.7)	(4.6)	(22.5)	(20.8)
Net income from continuing operations	2.6	23.6	59.1	69.3
Income (loss) from discontinued operations, net of income taxes	—	19.5	(0.5)	54.2
Net income	2.6	43.1	58.6	123.5
Net income attributable to noncontrolling interests	(0.9)	(0.1)	(1.3)	(0.2)
Net income attributable to Avient common shareholders	$1.7	$43.0	$57.3	$123.3

Earnings per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.02	$0.31	$0.64	$0.89
Discontinued operations	—	0.25	—	0.71
Total	$0.02	$0.56	$0.64	$1.60

Earnings per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.02	$0.30	$0.64	$0.89
Discontinued operations	—	0.26	(0.01)	0.69
Total	$0.02	$0.56	$0.63	$1.58

Cash dividends declared per share of common stock	$0.2025	$0.1950	$0.6075	$0.5850

Weighted-average shares used to compute earnings per common share:
Basic	91.5	76.9	89.7	77.3
Diluted	91.9	77.4	90.7	77.8

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of sales:
Restructuring costs, including accelerated depreciation and amortization	$(1.3)	$—	$(2.5)	$0.3
Environmental remediation costs	(15.8)	(6.4)	(19.3)	(10.4)
Reimbursement of previously incurred environmental costs	—	4.0	8.7	4.0
Inventory fair market value step-up expense	(10.5)	—	(10.5)	(2.0)
Impact on cost of sales	(27.6)	(2.4)	(23.6)	(8.1)

Selling and administrative expense:
Restructuring, legal and other	(6.9)	(3.0)	(15.3)	(15.0)
Acquisition earn-out adjustments	(1.5)	(10.0)	(2.5)	(20.7)
Acquisition related costs	(4.4)	(1.0)	(17.7)	(3.3)
Impact on selling and administrative expense	(12.8)	(14.0)	(35.5)	(39.0)

Impact on operating income	(40.4)	(16.4)	(59.1)	(47.1)

Costs related to committed financing in interest expense, net	(9.6)	—	(10.1)	—
Other income, net	—	0.1	0.3	0.4
Pension settlement gain and mark-to-market adjustment	—	—	6.9	—
Impact on income from continuing operations before income taxes	(50.0)	(16.3)	(62.0)	(46.7)
Income tax benefit on above special items	12.7	4.1	15.4	11.5
Tax adjustments(2)	(3.0)	1.7	(4.9)	(0.7)
Impact of special items on net income from continuing operations attributable to Avient Shareholders	$(40.3)	$(10.5)	$(51.5)	$(35.9)

Diluted earnings per common share impact, excluding Clariant MB step-up depreciation and amortization	$(0.44)	$(0.14)	$(0.57)	$(0.46)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.9	77.4	90.7	77.8

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$577.3	$864.7
Accounts receivable, net	514.3	330.0
Inventories, net	311.4	260.9
Other current assets	94.8	57.7
Total current assets	1,497.8	1,513.3
Property, net	674.5	407.4
Goodwill	1,280.0	685.7
Intangible assets, net	993.0	469.3
Operating lease assets, net	88.3	63.8
Other non-current assets	176.3	133.8
Total assets	$4,709.9	$3,273.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$18.7	$18.4
Accounts payable	403.6	287.7
Current operating lease obligations	25.3	21.0
Accrued expenses and other current liabilities	321.3	375.4
Total current liabilities	768.9	702.5
Non-current liabilities:
Long-term debt	1,855.2	1,210.9
Pension and other post-retirement benefits	113.8	56.6
Non-current operating lease obligations	63.0	42.8
Other non-current liabilities	297.9	207.8
Total non-current liabilities	2,329.9	1,518.1
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	1,597.0	1,051.9
Noncontrolling interest	14.1	0.8
Total equity	1,611.1	1,052.7
Total liabilities and equity	$4,709.9	$3,273.3

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net income	$58.6	$123.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74.8	68.4
Accelerated depreciation and amortization	2.5	—
Share-based compensation expense	7.1	8.7
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(12.7)	(12.7)
Decrease in inventories	53.0	20.0
Increase (decrease) in accounts payable	21.3	(28.3)
Decrease in pension and other post-retirement benefits	(14.4)	(7.0)
Increase in post-acquisition earnout liabilities	2.5	20.7
Increase in accrued expenses and other assets and liabilities, net	56.1	5.3
Taxes paid on gain on divestiture	(142.0)	—
Payment of post-acquisition date earnout liability	(38.1)	—
Net cash provided by operating activities	68.7	198.6
Investing activities
Capital expenditures	(38.6)	(47.9)
Business acquisitions, net of cash acquired	(1,342.7)	(119.6)
Net proceeds from divestiture	7.1	—
Net proceeds from other assets	5.2	5.3
Net cash used by investing activities	(1,369.0)	(162.2)
Financing activities
Debt offering proceeds	650.0	—
Borrowings under credit facilities	—	882.4
Repayments under credit facilities	—	(808.5)
Purchase of common shares for treasury	(13.6)	(26.9)
Cash dividends paid	(52.8)	(45.7)
Repayment of long-term debt	(6.0)	(4.9)
Payments of withholding tax on share awards	(1.9)	(2.0)
Debt financing costs	(9.5)	(0.2)
Equity offering proceeds, net of underwriting discount and issuance costs	496.1	—
Payment of acquisition date earnout liability	(50.8)	—
Net cash provided (used) by financing activities	1,011.5	(5.8)
Effect of exchange rate changes on cash	1.4	(1.9)
(Decrease) increase in cash and cash equivalents	(287.4)	28.7
Cash and cash equivalents at beginning of year	864.7	170.9
Cash and cash equivalents at end of period	$577.3	$199.6

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sales:
Color, Additives and Inks	$493.8	$246.3	$977.1	$777.1
Specialty Engineered Materials	174.1	183.0	518.2	568.2
Distribution	276.9	295.9	805.2	919.8
Corporate and eliminations	(20.3)	(19.9)	(55.4)	(61.0)
Sales	$924.5	$705.3	$2,245.1	$2,204.1

Gross margin:
Color, Additives and Inks	$155.0	$83.7	$320.1	$264.5
Specialty Engineered Materials	53.4	48.1	148.5	152.5
Distribution	30.8	32.7	91.6	101.1
Corporate and eliminations	(29.0)	(4.0)	(28.8)	(14.2)
Gross margin	$210.2	$160.5	$531.4	$503.9

Selling and administrative expense:
Color, Additives and Inks	$104.5	$45.3	$196.8	$144.3
Specialty Engineered Materials	28.7	28.6	84.5	87.6
Distribution	13.3	13.9	40.1	42.7
Corporate and eliminations	30.2	29.6	85.7	93.0
Selling and administrative expense	$176.7	$117.4	$407.1	$367.6

Operating income:
Color, Additives and Inks	$50.5	$38.4	$123.3	$120.2
Specialty Engineered Materials	24.7	19.5	64.0	64.9
Distribution	17.5	18.8	51.5	58.4
Corporate and eliminations	(59.2)	(33.6)	(114.5)	(107.2)
Operating income	$33.5	$43.1	$124.3	$136.3

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Color, Additives and Inks	$76.8	$49.2	$171.3	$152.5
Specialty Engineered Materials	32.2	27.2	86.7	87.7
Distribution	17.7	18.9	51.9	58.8
Corporate and eliminations	(55.2)	(31.9)	(95.7)	(102.3)
EBITDA	$71.5	$63.4	$214.2	$196.7

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Income	2020	2019	2020	2019

Sales	$924.5	$705.3	$2,245.1	$2,204.1

Gross margin - GAAP	210.2	160.5	531.4	503.9
Special items in gross margin (Attachment 3)	27.6	2.4	23.6	8.1
Adjusted Gross margin	$237.8	$162.9	$555.0	$512.0

Adjusted Gross margin as a percent of sales	25.7%	23.1%	24.7%	23.2%

Operating income - GAAP	33.5	43.1	124.3	136.3
Special items in operating income (Attachment 3)	40.4	16.4	59.1	47.1
Adjusted Operating income	$73.9	$59.5	$183.4	$183.4

Adjusted Operating income as a percent of sales	8.0%	8.4%	8.2%	8.3%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$5.3	$50.0	$55.3	$28.2	$16.3	$44.5

Income tax expense - GAAP	(2.7)	—	(2.7)	(4.6)	—	(4.6)
Income tax impact of special items (Attachment 3)	—	(12.7)	(12.7)	—	(4.1)	(4.1)
Tax adjustments (Attachment 3)	—	3.0	3.0	—	(1.7)	(1.7)
Income tax (expense) benefit	$(2.7)	$(9.7)	$(12.4)	$(4.6)	$(5.8)	$(10.4)

Effective Tax Rate(1)	51.9%		22.7%	16.4%		23.5%

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$81.6	$62.0	$143.6	$90.1	$46.7	$136.8

Income tax expense - GAAP	(22.5)	—	(22.5)	(20.8)	—	(20.8)
Income tax impact of special items (Attachment 3)	—	(15.4)	(15.4)	—	(11.5)	(11.5)
Tax adjustments (Attachment 3)	—	4.9	4.9	—	0.7	0.7
Income tax expense	$(22.5)	$(10.5)	$(33.0)	$(20.8)	$(10.8)	$(31.6)

Effective Tax Rate(1)	27.6%		23.0%	23.1%		23.2%
(1) Rate may not recalculate from figures presented herein due to rounding.

We also monitor earnings (defined as net income from continuing operations) before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA (EBITDA before the impact of special items) as a supplement to our GAAP measures. EBITDA and Adjusted EBITDA are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

Reconciliation to Adjusted EBITDA	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Net income from continuing operations – GAAP	$2.6	$23.6
Income tax expense	2.7	4.6
Interest expense	29.7	15.5
Depreciation and amortization from continuing operations	36.5	19.7
EBITDA	71.5	63.4
Special items, before tax (Attachment 3)	50.0	16.3
Interest expense included in special items (Attachment 3)	(9.6)	—
Accelerated depreciation included in special items (Attachment 3)	(1.3)	—
Adjusted EBITDA	$110.6	$79.7

Reconciliation to Adjusted EBITDA	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income from continuing operations – GAAP	$59.1	$69.3
Income tax expense	22.5	20.8
Interest expense	55.3	47.6
Depreciation and amortization from continuing operations	77.3	59.0
EBITDA	214.2	196.7
Special items, before tax (Attachment 3)	62.0	46.7
Interest expense included in special items (Attachment 3)	(10.1)	—
Accelerated depreciation included in special items (Attachment 3)	(2.5)	—
Adjusted EBITDA	$263.6	$243.4

Reconciliation of EBITDA by Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating income:
Color, Additives and Inks	$50.5	$38.4	$123.3	$120.2
Specialty Engineered Materials	24.7	19.5	64.0	64.9
Distribution	17.5	18.8	51.5	58.4
Corporate and eliminations	(59.2)	(33.6)	(114.5)	(107.2)
Operating income	$33.5	$43.1	$124.3	$136.3

Items Below OI in Corporate
Other income, net	$1.5	$0.6	$12.6	$1.4

Depreciation & Amortization:
Color, Additives and Inks	$26.3	$10.8	$48.0	$32.3
Specialty Engineered Materials	7.5	7.7	22.7	22.8
Distribution	0.2	0.1	0.4	0.4
Corporate and eliminations	2.5	1.1	6.2	3.5
Depreciation & Amortization	$36.5	$19.7	$77.3	$59.0

EBITDA
Color, Additives and Inks	$76.8	$49.2	$171.3	$152.5
Specialty Engineered Materials	32.2	27.2	86.7	87.7
Distribution	17.7	18.9	51.9	58.8
Corporate and eliminations	(55.2)	(31.9)	(95.7)	(102.3)
EBITDA	$71.5	$63.4	$214.2	$196.7

Free cash flow, defined as cash provided by operating activities excluding items associated with acquisitions and divestitures, less capital expenditures, is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow Calculation	Three Months Ended September 30, 2020
Cash used by operating activities	$(7.3)
Capital expenditures	(17.3)
Free Cash Flow	(24.6)
Payment of post-acquisition date earnout liability	17.1
Taxes paid on gain on sale of PP&S divestiture	138.7
Net effect of timing items related to Clariant MB	(24.3)
Adjusted Free Cash Flow	$106.9

	Three Months Ended September 30, 2019
Free Cash Flow Calculation	Continuing Operations	Discontinued Operations	Total
Cash provided by operating activities	$70.1	$29.1	$99.2
Capital expenditures	17.5	3.9	21.4
Free Cash Flow	$52.6	$25.2	$77.8

Reconciliation to Adjusted net income / EPS - Excluding Special Items and Clariant MB Step-up Depreciation and Amortization	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Impact of special items on net income from continuing operations attributable to Avient Shareholders	$(40.3)	$(10.5)	$(51.5)	$(35.9)
Clariant MB step-up depreciation and amortization, net of tax	(7.2)	—	(7.2)	—
Impact of special items on net income from continuing operations attributable to Avient Shareholders and Clariant MB step-up depreciation & amortization	(47.5)	(10.5)	(58.7)	(35.9)

Diluted earnings per common share impact, including Clariant MB step-up depreciation and amortization	$(0.52)	$(0.14)	$(0.65)	$(0.46)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.9	77.4	90.7	77.8